[As adopted by the
                                           Board on 3/9/95]













                 KASH N' KARRY FOOD STORES, INC.

               1995 KEY EMPLOYEE STOCK OPTION PLAN

                        TABLE OF CONTENTS

1.   Purpose.. . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Definitions.. . . . . . . . . . . . . . . . . . . . . . .  1
     2.1.  "Affiliate" . . . . . . . . . . . . . . . . . . . .  1
     2.2.  "Award" . . . . . . . . . . . . . . . . . . . . . .  1
     2.3.  "Award Agreement" . . . . . . . . . . . . . . . . .  1
     2.4.  "Board" . . . . . . . . . . . . . . . . . . . . . .  1
     2.5.  "Change of Control" . . . . . . . . . . . . . . . .  1
     2.6.  "Code"  . . . . . . . . . . . . . . . . . . . . . .  1
     2.7.  "Committee" . . . . . . . . . . . . . . . . . . . .  1
     2.8.  "Common Stock"  . . . . . . . . . . . . . . . . . .  1
     2.9.  "Company" . . . . . . . . . . . . . . . . . . . . .  2
     2.10. "Date of Grant" . . . . . . . . . . . . . . . . . .  2
     2.11. "Disability"  . . . . . . . . . . . . . . . . . . .  2
     2.12. "Exchange Act". . . . . . . . . . . . . . . . . . .  2
     2.13. "Fair Market Value" . . . . . . . . . . . . . . . .  2
     2.14. "Fiscal Year" . . . . . . . . . . . . . . . . . . .  2
     2.15. "Incentive Option". . . . . . . . . . . . . . . . .  2
     2.16. "Nonqualified Option" . . . . . . . . . . . . . . .  2
     2.17. "Original Stockholders" . . . . . . . . . . . . . .  2
     2.18. "Participant" . . . . . . . . . . . . . . . . . . .  3
     2.19. "Plan"  . . . . . . . . . . . . . . . . . . . . . .  3
     2.20. "Retirement"  . . . . . . . . . . . . . . . . . . .  3
     2.21. "SEC" . . . . . . . . . . . . . . . . . . . . . . .  3
     2.22. "SEC Rule 16b-3"  . . . . . . . . . . . . . . . . .  3
     2.23. "Stock Option"  . . . . . . . . . . . . . . . . . .  3
     2.24. "Subsidiary(ies)" . . . . . . . . . . . . . . . . .  3
     2.25. "Termination for Cause" . . . . . . . . . . . . . .  3
     2.26. "Voting Interest" . . . . . . . . . . . . . . . . .  4

3.   Administration. . . . . . . . . . . . . . . . . . . . . .  4
     3.1. The Committee. . . . . . . . . . . . . . . . . . . .  4
     3.2. Plan Administration and Plan Rules.. . . . . . . . .  4
     3.3. Liability Limitation.. . . . . . . . . . . . . . . .  5

4.  Term of Plan/Common Stock Subject to Plan. . . . . . . . .  5
     4.1. Term.. . . . . . . . . . . . . . . . . . . . . . . .  5
     4.2. Common Stock.. . . . . . . . . . . . . . . . . . . .  5
     4.3. Computation of Available Shares. . . . . . . . . . .  6

5.   Eligibility.. . . . . . . . . . . . . . . . . . . . . . .  6

6.   Awards. . . . . . . . . . . . . . . . . . . . . . . . . .  6
     6.1. Terms and Conditions.. . . . . . . . . . . . . . . .  6
     6.2. Grant. . . . . . . . . . . . . . . . . . . . . . . .  6
     6.3. Exercise Price.. . . . . . . . . . . . . . . . . . .  7
     6.4. Term.. . . . . . . . . . . . . . . . . . . . . . . .  7
     6.5. Incentive Options. . . . . . . . . . . . . . . . . .  7

     6.6. Method of Exercise.. . . . . . . . . . . . . . . . .  7
     6.7. Exercisability.. . . . . . . . . . . . . . . . . . .  8

7.   Termination of Employment.. . . . . . . . . . . . . . . .  9
     7.1. Unexercisable Options. . . . . . . . . . . . . . . .  9
     7.2. Exercisable Options. . . . . . . . . . . . . . . . .  9
     7.3. Committee Discretion.. . . . . . . . . . . . . . . . 10

8.   Non-transferability of Awards.. . . . . . . . . . . . . . 10

9.   Changes in Capitalization and Other Matters.. . . . . . . 10
     9.1. No Corporate Action Restriction. . . . . . . . . . . 10
     9.2. Recapitalization Adjustments.. . . . . . . . . . . . 11
     9.3. Certain Mergers. . . . . . . . . . . . . . . . . . . 11

10.  Change of Control.. . . . . . . . . . . . . . . . . . . . 11
     10.1. Acceleration of Awards Vesting. . . . . . . . . . . 11
     10.2. Change of Control.. . . . . . . . . . . . . . . . . 11

11.  Amendment, Suspension, and Termination. . . . . . . . . . 12
     11.1. In General. . . . . . . . . . . . . . . . . . . . . 12
     11.2. Award Agreement Modifications.. . . . . . . . . . . 12

12.  Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . 13
     12.1. Tax Withholding.. . . . . . . . . . . . . . . . . . 13
     12.2. No Right to Perform Services. . . . . . . . . . . . 13
     12.3. Unfunded Plan.. . . . . . . . . . . . . . . . . . . 13
     12.4. Other Company Benefit and Compensation Programs.. . 13
     12.5. Listing, Registration and Other Legal
           Compliance. . . . . . . . . . . . . . . . . . . . . 14
     12.6. Designation of Beneficiary. . . . . . . . . . . . . 14
     12.7. Leaves of Absence/Transfers.. . . . . . . . . . . . 15
     12.8. Governing Law.. . . . . . . . . . . . . . . . . . . 15
     12.9. Titles and Headings.. . . . . . . . . . . . . . . . 15
     12.10. Effective Date.. . . . . . . . . . . . . . . . . . 15
















                 KASH N' KARRY FOOD STORES, INC.
               1995 KEY EMPLOYEE STOCK OPTION PLAN
                            * * * * *

     1. Purpose. The purpose of the Kash n' Karry Food Stores, Inc. 1995 Key Employee Stock Option Plan (the "Plan") is (a) to further and promote the interests of the Company, its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate salaried key employees or those who will become salaried key employees, and
(b) to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers equity-based opportunities to provide such key employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

     2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1. "Affiliate" means (a) a member of a controlled group of corporations of which the Company is a member or (b) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C).

          2.2. "Award" means an award or grant made to a Participant under Section 6 of the Plan.

          2.3. "Award Agreement" means the agreement executed by a Participant pursuant to Section 6.2 of the Plan in connection with the granting of an Award.

          2.4. "Board" means the Board of Directors of the Company, as constituted from time to time.

          2.5. "Change of Control" shall have the meaning ascribed thereto in Section 10.3 of the Plan.

          2.6. "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.7. "Committee" means the committee of the Board established to administer the Plan, as described in Section 3 of the Plan.

          2.8. "Common Stock" means the common stock, par value $0.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.
          2.9. "Company" means Kash n' Karry Food Stores, Inc., a Delaware corporation, or any successor corporation to Kash n' Karry Food Stores, Inc.

          2.10. "Date of Grant" means, with respect to an Award, the date as of when it is granted or awarded to a Participant.

          2.11. "Disability" means (a) disability as defined in the Participant's then effective employment agreement with the Company or any Subsidiary, or (b) if the Participant is not then a party to an effective employment agreement with the Company or a Subsidiary which defines disability, "Disability" shall mean any physical or mental disability which is determined in writing to be total and permanent by a medical physician selected in good faith by the Committee, as a result of which the Participant is unable to perform for the Company and its Subsidiaries substantially the same services as he or she performed prior to incurring such physical or mental disability.

          2.12. "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.13. "Fair Market Value" means on, or with respect to, any given date(s), the mean average of the high bid and low asked prices of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on NASDAQ, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Committee.

          2.14. "Fiscal Year" shall mean each of the fiscal years of the Company ending on the Sunday closest to July 31st, commencing with the fiscal year of the Company ending on July 30, 1995.

          2.15. "Incentive Option" means a Stock Option granted under this Plan that is intended to qualify as an "incentive stock option," as defined in Section 422 of the Code.

          2.16. "Nonqualified Option" means a Stock Option granted under this Plan that is not designated as an Incentive
Option.

          2.17. "Original Stockholders" means members of (x) any group consisting of members of the Board, or (y) the unofficial committee of holders of the Company's 12-3/8% Senior Notes due
1999, the Company's Senior Floating Rate Notes due August 2, 1996, and the Company's 14% Subordinated Debentures due February 1, 2001, (the "Bondholder Committee"), which committee participated in the negotiation of the terms of the Company's Plan of Reorganization dated as of December 12, 1994, filed in the United States Bankruptcy Court for the District of Delaware in respect of Case No. 94-1082 (HSB), or any other group of holders consisting in whole or in part of members of the Bondholder Committee.

          2.18. "Participant" means any individual eligible under Section 5 of the Plan who is selected from time to time under Section 3.2 of the Plan to receive an Award under the Plan.

          2.19. "Plan" means the Kash n' Karry Food Stores, Inc. 1995 Key Employee Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

          2.20. "Retirement" means the retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age sixty-five (65).

          2.21.  "SEC" means the United States Securities and
Exchange Commission.

          2.22.  "SEC Rule 16b-3" means Rule 16b-3, as
promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

          2.23.  "Stock Option" means an option to purchase
Common Stock from the Company that is granted to a Participant pursuant to this Plan, whether as an Incentive Option or a Nonqualified Option.

          2.24. "Subsidiary(ies)" means any corporation(s) (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

          2.25. "Termination for Cause" means, unless otherwise defined in the Participant's individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), termination of employment as a result of (a) such Participant's violation of any rule or policy of the Company or any Subsidiary that results in damage to the Company or its Subsidiaries or which, after written notice to
do so, such Participant fails to correct within a reasonable time; (b) any material failure by a Participant to comply with a reasonable direction of the Board or the willful misconduct by a Participant in the responsibilities reasonably assigned to him or her; (c) any willful failure by a Participant to perform his or her job as required to meet the objectives of the Company or its Subsidiaries; (d) a Participant's performing services for any other corporation or person which competes with the Company or its Subsidiaries while he or she is employed by the Company or its Subsidiaries and without the written approval of the Chief Executive Officer of the Company (or, in case the Chief Executive Officer is the Participant, then without the written approval of the Board); (e) conviction by a court of competent jurisdiction of a felony; or (f) any other action or condition that may result in termination of an employee for cause pursuant to any generally applied standard adopted by the Board from time to time.

          2.26. "Voting Interest" means securities of any class or classes or other ownership interests having general voting power under ordinary circumstances to elect members of a board of directors of any entity.

     3.   Administration.

          3.1. The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than two (2) of the then members of the Board. No member of the Committee shall be eligible to receive Awards under the Plan. To the extent required for transactions under the Plan to qualify for the exemptions available under SEC Rule 16b-3, no person may serve on the Committee if, during the year preceding such service, he or she was granted or awarded equity securities of the Company (including options on such securities) under the Plan or any other plan of the Company or any Affiliate thereof. Consistent with the Bylaws of the Company, members of the Committee serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

          3.2. Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend, and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan
including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defects(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection of Participants in the Plan and/or the granting of any Awards to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

          3.3. Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

     4.  Term of Plan/Common Stock Subject to Plan.

          4.1. Term.  The Plan shall terminate on December 31,
2005, except with respect to Awards then outstanding. After such date, no further Awards shall be granted under the Plan.

          4.2. Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed 236,946 shares of Common Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting
from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

          4.3. Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Stock Options under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise of Stock Options granted under Section 6 of the Plan, determined as of the Date of Grant. If any Stock Options expire unexercised or are forfeited, surrendered, cancelled or otherwise terminated, or if any shares of Common Stock are tendered in payment of any Stock Options, the shares of Common Stock which were theretofore subject to such Stock Options shall again be available for Stock Options under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, or other termination of such Stock Options.

     5. Eligibility. Individuals eligible for Awards under the Plan shall consist of all salaried key employees (including officers), or those who will become salaried key employees (including officers), of the Company and/or its Subsidiaries or Affiliates. A Participant who has been granted an Award under the Plan may be granted an additional Award or Awards under the Plan if the Committee shall so determine.

     6.   Awards.

          6.1. Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock. The Committee may designate any Stock Option as an Incentive Option, in which case the Stock Option must comply with the requirements of Section
6.5. If no designation is made, a Stock Option will constitute a Nonqualified Option. The Committee may grant a Participant both Incentive Options and Nonqualified Options, at the same time or
at different times.   Awards shall be subject to the terms and
conditions set forth in this Section 6, and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Award Agreements need not be uniform. No Stock Option granted under the Plan may be exercised prior to the approval of the Plan by the Company's shareholders.

          6.2. Grant. No Award shall be effective unless the Participant executes and delivers to the Company, within thirty
(30) days following the date when he or she is given written
notice of the Award, an Award Agreement (in a form prescribed by the Committee).

          6.3. Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee, but shall in no event be less than the par value per share of Common Stock.

          6.4. Term. The term of each Stock Option shall be such period of time as is fixed by the Committee.

          6.5. Incentive Options. Notwithstanding anything in this Plan to the contrary, an Incentive Option must satisfy the following additional requirements:

               6.5.1.    The Incentive Option must be designated
     as such by the Committee when it is granted;

               6.5.2.    This Plan must be approved by the
     shareholders of the Company within twelve (12) months before or after the effective date of the Plan;

               6.5.3.    The exercise price under the Incentive
     Option must equal at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock
     Option;

               6.5.4.    The Incentive Option must expire not
     more than ten (10) years after its Date of Grant; and

               6.5.5. If, at the time an Incentive Option is granted to a Participant, such Participant owns (within the meaning of Section 422(b)(6) of the Code) stock representing more than ten percent (10%) of the total combined Voting Interest of all classes of outstanding stock of either the Company or any Subsidiary, then: (a) the exercise price under the Incentive Option must equal at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Stock Option; (b) the Incentive Option must expire not more than five (5) years after its Date of Grant; and (c) in the event of a termination of the Participant's employment due to death, Retirement or Disability, the Participant's right to exercise any then exercisable Stock Options pursuant to Section 7.2 hereof shall expire on the ninetieth (90th) day following such termination of employment.

          6.6. Method of Exercise.  Subject to the provisions of
Section 6.7 of the Plan, a Stock Option may be exercised, in whole or in part, or in increments, at any time or from time to time before it expires. A partial exercise of a Stock Option
will not affect the Participant's subsequent right to exercise the Stock Option as to the remaining Common Stock subject to the Stock Option. Any portion of a Stock Option that is exercised may not be exercised again. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise, specifying the number of shares to be purchased; (b) tender to the Company payment in full of the exercise price; and (c) comply with such other reasonable requirements as the Committee may establish. The exercise date of a Stock Option will be the date when the Company has received the notice of exercise and full payment of the exercise price and all other requirements established by the Committee have been satisfied. A Participant may pay all or any part of the exercise price under a Stock Option in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the Committee (in its sole discretion) and applicable law, rule or regulation, by delivery of, alone or in conjunction with a partial cash or instrument payment, (x) shares of Common Stock already owned by the Participant for at least six
(6) months, or (y) some other form of payment acceptable to the Committee. The Committee may also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. No one has the rights of a shareholder with respect to Common Stock subject to a Stock Option until a certificate evidencing such Common Stock has been delivered to the person exercising the Stock Option.

          6.7. Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option, such Stock Option shall not be exercisable during the Fiscal Year in which its Date of Grant occurs, and thereafter will become exercisable in serial increments after the last day of each Fiscal Year (without any proration of vesting for a portion of any Fiscal Year) as follows:

                                         Percent Exercisable
After Fiscal Year        Per Year            Cumulatively

     1*                    20%                    20%
     2                     20%                    40%
     3                     20%                    60%
     4                     20%                    80%
     5                     20%                   100%
_______________
     *  The Fiscal Year in which the Date of Grant occurs.

     For example, with respect to Stock Options granted in the Fiscal Year ending July 30, 1995, such Stock Options will not be exercisable on or before July 30, 1995, and will become exercisable in serial increments after July 30, 1995, and each successive Fiscal year as follows:

     After Fiscal Year
     ending on the Sunday
     closest to the last                Percent Exercisable
     day of July in:               Per Year       Cumulatively

     1995                            20%             20%
     1996                            20%             40%
     1997                            20%             60%
     1998                            20%             80%
     1999                            20%            100%

     7.   Termination of Employment.

          7.1. Unexercisable Options. Except as is otherwise provided in the relevant Award Agreement as determined by the Committee (in its sole discretion), and subject to any determination of the Committee pursuant to Section 6.7 of the Plan, if a Participant's employment with or performance of services for the Company and its Subsidiaries terminates for any reason (other than a Termination for Cause) any then unexercisable Stock Options shall be forfeited and cancelled by the Company. In the event of a Termination for Cause, all rights under the terminated Participant's exercisable and unexercisable Stock Options shall expire and be forfeited and cancelled upon any such termination.

          7.2. Exercisable Options. Except as otherwise provided in this Section 7.2, in the relevant Award Agreement or in
Section 7.3 below, if a Participant's employment with or performance of services for the Company and its Subsidiaries terminates for any reason, other than by reason of a Termination for Cause, such Participant's rights, if any, to exercise any then exercisable Stock Options shall terminate forty-five (45) days after the date of such termination (but not beyond the stated term of any such Stock Option as determined under Section
6.4 of the Plan) and thereafter such Stock Options shall be forfeited and cancelled by the Company. Notwithstanding the immediately preceding sentence, except as otherwise provided in
Section 6.5, in the relevant Award Agreement, or in Section 7.3 below, if any termination of employment is due to death, Retirement or Disability, a Participant (and such Participant's estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall have the right, to the extent exercisable immediately prior to or as a
result of any such termination, to exercise any Stock Option, if any, at any time within the one hundred eighty (180) day period following such termination (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan).

          7.3. Committee Discretion. The Committee, in its sole discretion, may determine that any Stock Option, to the extent exercisable immediately prior to or as a result of any termination of employment, may remain exercisable for an additional specified period after such forty-five (45) day or one hundred eighty (180) day period, or such longer period as may be provided in the relevant Award Agreement, as the case may be, expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option, as determined under Section
6.4 of the Plan.

     8. Non-transferability of Awards. No Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. Upon any attempt to so assign, transfer, sell, exchange, encumber, pledge or otherwise hypothecate or dispose of any such Award contrary to the provisions hereof, such Award shall immediately become null and void and of no further force and effect. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgements, alimony or separate maintenance. Stock Options, if any, are exercisable during the lifetime of a Participant only by the Participant and after his or her death by his or her estate, designated beneficiary or other legal representative, and not otherwise, regardless of any community property interest therein of the spouse of such Participant or such spouse's successor in interest.

     9.   Changes in Capitalization and Other Matters.

          9.1. No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any
Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

          9.2. Recapitalization Adjustments. If the outstanding shares of Common Stock of the Company are increased, decreased, or changed into or exchanged for, a different number or kind of securities of the Company through a stock dividend, reclassification, stock split, reverse stock split, consolidation, subdivision, split-up, spin-off, split-off, or combination, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Stock Options in respect thereof may be granted under the Plan, the number of shares of the Common Stock covered by each outstanding Stock Option, and the exercise price or other price per share of Common Stock in respect of outstanding Stock Options.

          9.3. Certain Mergers. If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a "Merger Event") and as a result of any such Merger Event the Company will not be, or is not, the surviving corporation, all Stock Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the consummation of the Merger Event.

     10.  Change of Control.

          10.1. Acceleration of Awards Vesting. Anything in the Plan to the contrary notwithstanding, if a Change of Control of the Company (as defined in Section 10.2 of the Plan) occurs, all Stock Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Participants who are employed by the Company and/or one of its Subsidiaries as of the date of the Change of Control.

          10.2. Change of Control. For the purpose of this Plan, a "Change of Control" shall have occurred if at any time



either (a) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of Section 13(d) of the Exchange Act shall beneficially own at least fifty percent (50%) of the total Voting Interest of the Company or (b) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of Section 13(d) of the Exchange Act shall succeed in having a sufficient number of its nominees elected to the Board to constitute a majority of the Board.

     11.  Amendment, Suspension, and Termination.

          11.1. In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment to the Plan shall, without shareholder approval:
(a) except as provided in Section 9 of the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Participants under the Plan (this Section 11.1(c) shall not apply to any amendment or modification of any Award Agreement permitted under Section 11.2 if such amendment or modification would not require shareholder approval under SEC Rule 16b-3), (d) extend the termination date of the Plan, or (e) amend clauses (a) through (d) of this Section
11.1. No such amendment, suspension or termination shall (i) materially adversely affect the rights of any Participant under any outstanding Stock Options, without the consent of such Participant, or (ii) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the exemption provided by SEC Rule 16b-3, or any successor provisions thereof.

          11.2. Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, including, without limitation, changing or accelerating the date or dates as of which such Stock Options shall become exercisable. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

     12.  Miscellaneous.

          12.1. Tax Withholding. The Company shall have the right to require the Participant, upon the exercise of any Stock Option, to remit or otherwise arrange for the payment of any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation.

          12.2. No Right to Perform Services. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

          12.3. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in the assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

          12.4. Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The
existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

          12.5.  Listing, Registration and Other Legal
Compliance. No Awards or shares of the Common Stock shall be required to be granted or issued under the Plan unless legal counsel for the Company shall be satisfied that such grant or issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, in its sole discretion, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC, any stock exchange or trading system upon which the Common Stock is then listed or traded, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof, as the case may be, and as determined by the Committee in its sole discretion) to take any action in connection with any such determination, any shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

          12.6. Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which, under the terms of the Plan and the relevant Award Agreement, may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates
more than one (1) such beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

          12.7. Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

          12.8. Governing Law. The validity, construction, enforcement and interpretation of this Plan, and all actions taken hereunder, are governed by, and shall be construed in accordance with, the laws of the State of Delaware and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions.

          12.9. Titles and Headings. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

          12.10. Effective Date. The Plan, which has been established and approved by the Committee, shall be effective upon its adoption and ratification by the Board. To the extent required for compliance with Section 422 of the Code or SEC Rule 16b-3, the Plan is subject to and conditioned upon the approval of the Plan by the Company's shareholders.












                                20/LWH/KNK.SEC/S1.95/EX-1016A.ASC


                                    15